UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2016

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2016, Comstock Resources, Inc. (the “Company”) completed its debt exchange offer and consent solicitation (the “Exchange Offer”) for its 10% Senior Secured Notes due 2020 (the “Old Senior Secured Notes”), its 7 3⁄4% Senior Notes due 2019 (the “Old 2019 Notes”) and its 9 1⁄2% Senior Notes due 2020 (the “Old 2020 Notes”, and with the Old Senior Secured Notes and the Old 2019 Notes, collectively, the “Old Notes”). In exchange, the Company issued new 10% Senior Secured Toggle Notes due 2020 (the “New Senior Secured Notes”), warrants to purchase shares of the Company’s common stock (the “Warrants”), new 7 3⁄4% Convertible Secured PIK Notes due 2019 (the “New 2019 Convertible Notes”) and new 9 1⁄2% Convertible Secured PIK Notes due 2020 (the “New 2020 Convertible Notes, and together with the New 2019 Convertible Notes, collectively, the “New Convertible Notes”). The New Senior Secured Notes and the New Convertible Notes are collectively referred to herein as the “New Notes.” The New Notes are fully and unconditionally guaranteed by the Company’s principal subsidiaries Comstock Oil & Gas, LP, Comstock Oil & Gas-Louisiana, LLC, Comstock Oil & Gas GP, LLC, Comstock Oil & Gas Investments, LLC and Comstock Oil & Gas Holdings, Inc. (the “Subsidiary Guarantors”).

The terms of the New Senior Secured Notes, the New 2019 Convertible Notes and the New 2020 Convertible Notes are each governed by an Indenture dated as of September 6, 2016 (collectively, the “New Indentures”), among the Company, the Subsidiary Guarantors and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”).

The New Senior Secured Notes will mature on March 15, 2020, and interest is payable on the New Senior Secured Notes on each March 15 and September 15, commencing March 15, 2017. The record dates for the New Senior Secured Notes are March 1 and September 1. The Company, at its election, may pay up to $91.875 million of accrued interest by issuing additional New Senior Secured Notes in lieu of the cash interest that would otherwise be payable on the New Senior Secured Notes. The Company may redeem some or all of the New Senior Secured Notes at the redemption prices specified in the Indenture governing the New Senior Secured Notes (the “Senior Secured Notes Indenture”). If the Company experiences a change of control or upon certain sales of assets, as described in the Senior Secured Notes Indenture, each holder of the New Senior Secured Notes will have the right to require the Company to repurchase certain or all of the New Senior Secured Notes at a purchase price described in the Senior Secured Notes Indenture plus accrued and unpaid interest, if any, to the date of such repurchase.

The New Senior Secured Notes are the Company’s senior secured obligations. The New Senior Secured Notes and the guarantees are the general obligations of the Company and the Subsidiary Guarantors, and rank equally and ratably with all existing and future senior indebtedness and senior to (i) the Company’s and the Subsidiary Guarantors’ obligations under the New Convertible Notes pursuant to the terms of the Junior Lien Intercreditor Agreement (as described below) and (ii) the Company’s and the Subsidiary Guarantors’ subordinated indebtedness. The New Senior Secured Notes and the guarantees are secured on a first-priority basis, subject to permitted collateral liens, equally and ratably with the indebtedness under the Company’s revolving credit facility (subject to payment priorities in favor of the lenders under the revolving credit facility pursuant to the Pari Passu Intercreditor Agreement described below), by the collateral securing the Company’s revolving credit facility, as amended by the Credit Agreement Amendment described below (the “Collateral”).

The Senior Secured Notes Indenture restricts the ability of the Company and the Subsidiary Guarantors to, among other things: (i) incur additional indebtedness; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make certain investments; (iv) use assets as collateral in other transactions; (v) sell certain assets or merge with or into other companies; and (vi) enter into transactions with affiliates. These covenants are subject to a number of exceptions and qualifications.

The Senior Secured Notes Indenture contains customary events of default, including:

•	default in any payment of interest on any New Senior Secured Note when due, which continues for 30 days;

•	default in the payment of principal of or premium, if any, on any New Senior Secured Note when due;

•	failure by the Company to comply with its obligations under the Senior Secured Notes Indenture, in certain cases subject to notice and grace periods;

•

payment default and acceleration with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Senior Secured Notes Indenture) in the aggregate amount of $25.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of a Subsidiary Guarantor or any other Restricted Subsidiary; and

•	failure by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to pay certain final judgments aggregating in excess of $25.0 million within 60 days.

If an event of default under the Senior Secured Notes Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding New Senior Secured Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the New Senior Secured Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

The New 2019 Convertible Notes will mature on April 1, 2019, and interest is payable on the New 2019 Convertible Notes on each April 1 and October 1, commencing April 1, 2017. The record dates for the New 2019 Convertible Notes are March 15 and September 15. The New 2020 Convertible Notes will mature on June 15, 2020, and interest is payable on the New 2020 Convertible Notes on each June 15 and December 15, commencing December 15, 2016. The record dates for the New 2020 Convertible Notes are June 1 and December 1. Interest on the New 2020 Convertible Notes is payable solely by issuing additional New 2020 Convertible Notes in an amount equal to the applicable amount of interest for each interest period. Interest on the New 2019 Convertible Notes is payable solely by issuing additional New 2019 Convertible Notes in an amount equal to the applicable amount of interest for each interest period. The Company may redeem some or all of the New Convertible Notes at the redemption prices specified in the Indentures governing the New 2019 Convertible Notes and the New 2020 Convertible Notes, as applicable (together, the “Convertible Notes Indentures”). If the Company sells certain assets or experiences a change of control, as described in the Convertible Notes Indentures, each holder of the New Convertible Notes will have the right to require the Company to repurchase the New Convertible Notes at a purchase price described in the applicable Convertible Notes Indentures plus accrued and unpaid interest, if any, to the date of such repurchase.

The New Convertible Notes are the Company’s senior obligations. The New Convertible Notes will be secured, on a second priority basis, subject to the Revolving Credit Agreement Obligations (as defined below) and the Company’s obligations under the New Senior Secured Notes (together, the “Priority Lien Obligations”), by junior liens on the Collateral. The New Convertible Notes will rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s future subordinated indebtedness. Pursuant to the terms of the Junior Lien Intercreditor Agreement, the New Convertible Notes will be effectively subordinated to the Priority Lien Obligations to the extent of the Collateral.

The New Convertible Notes are convertible, subject to and following receipt of required stockholder approval and the effectiveness of an amendment to the Company’s restated articles of incorporation, at the option of the holder, into shares of the Company’s common stock at a conversion rate of 81.2 shares of common stock per $1,000 principal amount of such New Convertible Notes (equivalent to a conversion price of approximately $12.32 per share of common stock), which will be subject to customary adjustments with respect to, among other things, dividends and distributions, mergers and reclassifications.

Subject to and following receipt of required stockholder approval and the effectiveness of an amendment to the Company’s restated articles of incorporation, the New Convertible Notes are mandatorily convertible into shares of the Company’s common stock at the conversion rate then in effect per $1,000 principal amount of such New Convertible Notes on or before the third business day following required notice of the 15 consecutive trading day period during which the daily volume weighted average price on the relevant stock exchange for the Company’s common stock is equal to or greater than $12.32 per share.

Any holder who would own in excess of 9.99% of the outstanding shares of the Company’s common stock or otherwise would be considered an “affiliate” under the Securities Act and/or Exchange Act upon conversion of the New Convertible Notes will have the right to request that the Company file a registration statement on Form S-3 with respect to the resale of such shares pursuant to a registration rights agreement, the form of which is an exhibit to the Convertible Notes Indentures.

The Convertible Notes Indentures restrict the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make certain investments; (iv) use assets as collateral in other transactions; (v) sell certain assets or merge with or into other companies; and (vi) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.

Each Convertible Notes Indenture contains customary events of default, including:

•	default in any payment of interest on the applicable New Convertible Notes when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on the applicable New Convertible Notes when due;

•	failure by the Company to comply with its obligations under the applicable Convertible Notes Indenture, in certain cases subject to notice and grace periods;

•

payment default and acceleration with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in each Convertible Notes Indenture) in the aggregate amount of $50.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of a Subsidiary Guarantor or any other Restricted Subsidiary; and

•	failure by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to pay certain final judgments aggregating in excess of $50.0 million within 60 days.

If an event of default under either Convertible Notes Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the applicable outstanding New Convertible Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the applicable New Convertible Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.

The Warrants were issued pursuant to a Warrant Agreement dated as of September 6, 2016 between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”). Under the terms of the Warrant Agreement, the Warrants are exercisable for a period of two years at an exercise price of $0.01 per share, subject to certain adjustments as described in the Warrant Agreement.

In connection with the completion of the Exchange Offer, the Company entered into a Second Amendment to Credit Agreement dated September 6, 2016 (the “Credit Agreement Amendment”), among the Company, the lenders party thereto and Bank of Montreal, as administrative agent (the “Administrative Agent”). The Credit Agreement Amendment modifies various provisions of the Company’s existing credit agreement to reflect the consummation of the Exchange Offer.

The Company also entered into an Amended and Restated Priority Lien Intercreditor Agreement dated September 6, 2016, among the Company, the Subsidiary Guarantors, the Administrative Agent and the Trustee (the “Pari Passu Intercreditor Agreement”). The Pari Passu Intercreditor Agreement provides that with respect to the proceeds of the Collateral, (i) the credit agreement will have priority of payment as to the proceeds of the Collateral securing obligations up to an amount of $50.0 million plus accrued and unpaid interest, fees, costs and expenses, any swap obligations the Company or its subsidiaries enter into with its revolving credit lenders or their affiliates and letters of credit outstanding (the “Revolving Credit Agreement Obligations”) and (ii) subsequent to the satisfaction in full, in cash, of the Priority Obligations, the New Senior Secured Notes will be entitled to the proceeds of the Collateral.

Further, the Collateral Agent entered into a Junior Lien Intercreditor Agreement dated September 6, 2016 (the “Junior Lien Intercreditor Agreement” and together with the Pari Passu Intercreditor Agreement, the “Intercreditor Agreements”) which provides that the Priority Obligations and the New Senior Secured Notes will have priority of payment as to the proceeds of the Collateral over the New Convertible Notes.

As approved by the holders of the Old Notes in connection with the Exchange Offer, the Company entered into a First Supplemental Indenture with respect to the Old Senior Secured Notes (the “First Supplemental Indenture”), a Fifth Supplemental Indenture with respect to the Old 2019 Notes (the “Fifth Supplemental Indenture”) and a Sixth Supplemental Indenture with respect to the Old 2020 Notes (the “Sixth Supplemental Indenture” and together with the First Supplemental Indenture and the Fifth Supplemental Indenture, the “Supplemental Indentures”), in each case dated September 6, 2016 among the Company, the Subsidiary Guarantors and the Trustee, as successor to The Bank of New York Mellon Trust Company, N.A. Each Supplemental Indenture eliminates or amends certain of the restrictive covenants contained in the Indentures governing the applicable series of Old Notes, and the First Supplemental Indenture additionally provides for the release of all liens securing the Old Senior Secured Notes. The Supplemental Indentures are binding on all Old Notes that remain outstanding.

Other material terms of the New Notes, the New Indentures, the Warrants, the Warrant Agreement, the Intercreditor Agreements and the Supplemental Indentures are described in the Prospectus, dated September 2, 2016, as filed by the Company with the Securities and Exchange Commission (the “Commission”). The foregoing descriptions of the New Notes, the New Indentures, the Warrants, the Warrant Agreement, the Credit Agreement Amendment, the Intercreditor Agreements and the Supplemental Indentures are qualified in their entirety by reference to the New Indentures (including the forms of New Notes attached thereto), the Warrant Agreement (including the form of Warrant attached thereto), the Credit Agreement Amendment, the Intercreditor Agreements and the Supplemental Indentures, which are filed herewith as Exhibits 4.1 to 4.9 and 10.1 and incorporated herein by reference.

The Company and the Subsidiary Guarantors registered the New Notes, the underlying guarantees and the Warrants with the Commission pursuant to a Registration Statement on Form S-4 (Registration No. 333-212795) which became effective on September 2, 2016 (the “Registration Statement”).

The Company received no cash proceeds from the Exchange Offer.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders

The description of the Supplemental Indentures contained under Item 1.01 above is incorporated by reference in its entirety into this Item 3.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1

Indenture dated September 6, 2016, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and American Stock Transfer & Trust Company, LLC, Trustee for the Senior Secured Toggle Notes due 2020.

4.2

Indenture dated September 6, 2016, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and American Stock Transfer & Trust Company, LLC, Trustee for the 7 3⁄4% Convertible Secured PIK Notes due 2019.

4.3

Indenture dated September 6, 2016, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and American Stock Transfer & Trust Company, LLC, Trustee for the 9 1⁄2% Convertible Secured PIK Notes due 2020.

4.4

First Supplemental Indenture dated September 6, 2016, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and American Stock Transfer & Trust Company, LLC, as successor Trustee for the 10% Senior Secured Notes due 2020.

4.5

Fifth Supplemental Indenture dated September 6, 2016, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and American Stock Transfer & Trust Company, LLC, as successor Trustee for the 7 3⁄4% Senior Notes due 2019.

4.6

Sixth Supplemental Indenture dated September 6, 2016, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and American Stock Transfer & Trust Company, LLC, as successor Trustee for the 9 1⁄2% Senior Notes due 2020.

4.7

Amended and Restated Priority Lien Intercreditor Agreement dated September 6, 2016, among Comstock Resources, Inc., the Grantors party thereto, Bank of Montreal, as pari passu collateral agent, and American Stock Transfer & Trust Company, LLC, Trustee for the Senior Secured Toggle Notes due 2020, 7 3⁄4% Convertible Secured PIK Notes due 2019, 9 1⁄2% Convertible Secured PIK Notes due 2020, 10% Senior Secured Notes due 2020, 7 3⁄4% Senior Notes due 2019 and 9 1⁄2% Senior Notes due 2020.

4.8	Junior Lien Intercreditor Agreement dated September 6, 2016, between Bank of Montreal, as priority lien collateral agent, and Bank of Montreal, as second lien collateral agent.

4.9	Warrant Agreement dated September 6, 2016, between Comstock Resources, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.1	Second Amendment to Credit Agreement dated September 6, 2016, among Comstock Resources, Inc., the lenders party thereto and Bank of Montreal, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: September 8, 2016	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Executive Officer